UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2023

SIMMONS FIRST NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (870) 541-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SFNC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2023, the Board of Directors (the “Board”) of Simmons First National Corporation (the “Company”) adopted amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), effective as of such date. The Amended and Restated Bylaws:

•	Added a provision that clarifies the Board’s ability to designate the principal office of the Company;
•	Added a provision that clarifies the Board’s ability to postpone, reschedule, or cancel any annual meeting of shareholders previously scheduled by the Board;
•	Added a provision allowing the Board (i) to determine that any annual or special meeting of the Company’s shareholders may be held solely by means of remote communication, and (ii) to adopt guidelines and procedures to facilitate (a) the verification of shareholders present and permitted to vote, (b) shareholder participation during the meeting, and (c) the proper recording of votes cast and other actions taken at any such meeting;
•	Removed the provision that provided specific numerical limitations on the Board’s ability, between meetings of shareholders, to increase the number of directors, and replaced it with a provision allowing the Board, between meetings of shareholders, to increase the number of directors as permitted by, and in accordance with, Section 803 of the Arkansas Business Corporation Act of 1987, as amended;
•	Added the Company’s Secretary as one of the Company’s officers that may call a special meeting of the Board;
•	Added a provision clarifying the Board’s ability to hold regular or special meetings of the Board solely by means of remote communication;
•	Removed provisions describing specific Board committees (including the explicit enumeration of the specific duties and responsibilities of the Executive, Audit, Compensation, Nominating and Corporate Governance, and Risk Committees) and replaced them with more flexible provisions that provide the Board with the ability (i) to designate from time to time one or more committees (including, but not limited to, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee), (ii) to prescribe the duties and responsibilities for each committee established by the Board, (iii) to determine the members of each committee (including the application of independence criteria required by any rules or regulations promulgated by the United States Securities and Exchange Commission and any securities exchange on which the Company’s securities are listed), (iv) to determine the compensation for committee members, and (v) to establish procedures relating to quorums, voting, and actions to be taken at any committee meeting; and
•	Made certain other technical and administrative revisions and clarifications.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 19, 2023, the Board adopted amended and restated versions of the Company’s Code of Ethics (“Code”) and the Company’s Finance Group Code of Ethics (“Finance Code”), both effective as of such date. The amended and restated version of the Code clarified the appropriate administrative body to address matters related to executive officers, added a provision concerning the process to obtain waivers of the Code, and made certain other technical and administrative revisions and clarifications. The amended and restated version of the Finance Code added a provision clarifying the departments of the Company and its subsidiaries to which the Finance Code applies, added a provision concerning the process to obtain waivers of the Finance Code, and made certain other technical and administrative revisions and clarifications.

The foregoing descriptions of the amended and restated versions of the Code and Finance Code do not purport to be complete and are qualified in their entirety by reference to the full texts of the amended and restated versions of the Code and Finance Code, copies of which are attached as Exhibits 14.1 and 14.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Simmons First National Corporation (as amended and restated effective December 19, 2023).
14.1	Simmons First National Corporation Code of Ethics (as amended and restated effective December 19, 2023).
14.2	Simmons First National Corporation Finance Group Code of Ethics (as amended and restated effective December 19, 2023).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ James M. Brogdon
Date: December 26, 2023	James M. Brogdon, President